Exhibit 99.1

ANNUAL MEETING OF SHAREHOLDERS 2018 May 22, 2018

Achieving Shareholder Value Through Sustained Investment in Regulated Utility Infrastructure

Forward Looking Statement As an introduction to the information we will be discussing, please be aware that some of our comments can be considered forward - looking statements as defined by the federal securities laws and as outlined in the Company’s SEC filings. As such, any forward - looking statements are based on currently available information and management’s assumptions, expectations, and estimates; however, actual results may vary significantly. Risk factors that could cause actual results to vary from expectations are described in the Company’s filings with the SEC. These factors are also available in our most recent earnings release which can be viewed on our website at www.middlesexwater.com or in our Annual Report .

Life Sustaining Water Ensures Public Health Protection, Fire Protection, Quality of Life and Economic Growth

Celebrating 120 Years MWC held an Open House Reception and Plant Tour for local officials in observance of its 120 th Anniversary in 2017

Incorporated: 1897 Market Cap: $672 Million 52 - Week Range: $32.23 - $46.74 3 Month Avg. Volume: 76,641 Shares Outstanding : 16.3 Million Dividend Yield: 2.14% Annual Dividend: $0.90 Institutional Ownership: 56% Company Overview

FINANCIAL HIGHLIGHTS

REVENUES ($Millions) $115.0 $117.1 $ 126.0 $ 132.9 $ 130.8 $105.00 $110.00 $115.00 $120.00 $125.00 $130.00 $135.00 2013 2014 2015 2016 2017

TOTAL REVENUES (By Segment) 2017 Regulated 88% Non - Regulated 12%

REVENUE SOURCES 48.80% 18.40% 9.00% 10.40% 11.50% 2.90% Residential Comm/Ind Fire Protection Contract Sales Contract Ops Other

NET INCOME ($Millions) 16.6 18.5 20.0 22.7 22.8 0 5 10 15 20 25 2013 2014 2015 2016 2017 Net income up $0.1 Million

2017 O&M EXPENSE Labor 32.5% Employee Benefits 12.0% Production Cost 24.0% Other 11.9% Contract Ops 10.5% Insurance 3.1% Pipe Repairs 3.1% IT 2.9%

EARNINGS PER SHARE $1.03 $1.13 $1.22 $1.38 $1.38 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 2013 2014 2015 2016 2017

DIVIDEND PAYOUT RATIO 73% 68% 64% 59% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 2013 2014 2015 2016 2017 62%

DIVIDENDS $0.75 $0.76 $0.77 $0.80 $0.84 $0.90 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 2013 2014 2015 2016 2017 2018

FIRST QUARTER 2018 RESULTS (In Millions) 2018 2017 Operating Revenues O&M Expenses Net Income Diluted Earnings per Share $30.1 $15.9 $4.4 $0.27 $31.2 $17.8 $4.5 $0.27

FACTORS AFFECTING EARNINGS WEATHER TIMELY RATE RECOVERY COST MANAGEMENT CUSTOMER GROWTH

RATE ACTIVITY Annual Effective Revenues Middlesex 04/01/18 $5.5M Middlesex PWAC 10/30/17 $0.8M TUI DSIC 01/01/18 $0.4M Pinelands Water 05/07/18 $0.1M

CONSTRUCTION PROGRAM 2018 5 Yrs. $78 Million Up to $305 Million OUTLOOK for Estimated Capital Expenditures

UTILITY PLANT ($Millions) $461 $ 523 $621 $693 $243 $259 $271 $278 $0 $200 $400 $600 $800 $1,000 $1,200 2017 2018 2019 2020 Delaware New Jersey

CAPITAL PROGRAM FUNDING Cash Flow from Operations Investment Plan Proceeds State Revolving Fund Loans Short Term Lines of Credit

2018 SRF Loans NEW JERSEY RENEW 2017 : ▪ $9.4 Million, 30 Year Term, Interest Rate less than 1.5%. ▪ Closing May 22, 2018. Western Transmission Main : ▪ Estimated Construction Loan $52 Million, up to 3 years, current interest rate = 0%. RENEW 2018 : ▪ Estimated Construction Loan $10 Million, up to 1.5 years, current interest rate = 0%. DELAWARE Holiday Pines : ▪ $1.0 million, 20 Year Term, Interest 2.02%. Closing May 11, 2018.

OPERATIONS HIGHLIGHTS

CYBER STORM VI MWC participated in Cyber Storm VI, a national - level cyber exercise presented by the Department of Homeland Security, which simulated a cyber crisis of national consequence with impact to water infrastructure. ▪ MWC Employees participated in the Design and Execution of the Disaster Exercise ▪ Other Players included FBI, NJ State Police and Homeland Security ▪ Participating with MWC were representatives of the New Jersey Department of Environmental Protection and the New Jersey Board of Public Utilities

HEADQUARTERS RELOCATION x MWC Headquarters and Payment Center moving to a nearby location x J. Richard Tompkins Center to be completely Renovated x Operations Center and Fleet to remain at this Location x Shop area and Yard to be Expanded

LARGE SCALE INFRASTRUCTURE INVESTMENTS FOR GREATER RELIABILITY, RESILIENCY & SERVICE QUALITY Back - Up Power Generation Plant Upgrades Main Replacement Booster Station Upgrades Ozonation Large Main Construction Additional Storage

INTERCONNECTION UPGRADES ESSENTIAL FOR RELIABILITY The $3 million booster station upgrade ensures desired water pressures for peak demands and allows for the transfer of water between systems in emergencies.

Converting the treatment process in NJ to ozone disinfection to ensure compliance with increasingly stringent drinking water quality regulations and to mitigate the occurrence of disinfection by - products. x Design Complete

WASTEWATER TREATMENT PLANT CONSTRUCTION ▪ Replacing aging infrastructure in existing plants in Milton, Delaware. ▪ Ensure regulatory compliance with Discharge to Surface Water Permit ▪ 350 gpd Treatment Plant ▪ Construction Planned for 2018 - 2019 ▪ 100% Designed Current Plant 

WATER QUALITY ACCOUNTABILITY ACT Rick Risoldi discussed water management strategies and new requirements of the WQAA at the Association of Environmental Authorities Annual Conference. x Establishes new requirements for public water purveyors to improve the safety, reliability and administrative oversight of water infrastructure. x Applies to ALL water systems with more than 500 service connections. The WQAA Requires: ▪ Asset Management Plans ▪ Testing of Valves and Fire Hydrants ▪ Mitigation Plan for Violations ▪ Cybersecurity Program

Our subsidiary, Pinelands Wastewater is upgrading aging infrastructure at its WWTP serving residents of Southampton Township, New Jersey. MEETING WASTEWATER NEEDS FOR THE NEXT GENERATION IN NJ

CRITICAL RESILIENCY TRANSMISSION MAIN ▪ 4.5 Miles of 42 - inch diameter main through Edison and Metuchen, New Jersey ▪ Sustains water supply to over 300,000 residents and businesses in eastern Middlesex County ▪ $52 Million Project Needed for Added Reliability, Resiliency and Redundancy www.WaterForTomorrowMWC.com

WESTERN TRANSMISSION MAIN GROUNDBREAKING

SUSTAINING A HIGH PERFORMANCE CULTURE ▪ 315 Employees in the Middlesex Water Enterprise ▪ Over 3,500 Training Hours in 2017. ▪ 29 Licensed Operators in Delaware 51 Licensed Operators in NJ 2 Licensed Operators in PA ▪ Through employee development, we’re enhancing service to our customers . We support our employees’ development and organizational effectiveness by offering quality training, career advice and leadership development opportunities to help them grow personally and professionally. Presentations Safety Training Volunteer Opportunities

HONORS AND RECOGNITION Rob Capko, Rising Star CFO of the Year Awards Brian Carr Named AWWA - NJ Chair AWWA - NJ Project of the Year Dennis Doll, Honorary Grand Marshal, South Amboy St. Patrick’s Day Parade Jersey Water Works New Jersey One Water Award Bernadette Sohler, Top 25 Leading Women Corporate Leaders Water & Wastewater Operators of the Year

SERVING OUR COMMUNITIES

Our Profile of Performance x Regulated Utility Business x Over a century of water utility management experience x Supportive regulatory environment x Stable residential customer base x Corporate Credit Rating “A” Stable x Strong financial record and balance sheet x Driving shareholder value through investments in regulated utility infrastructure x Established reputation for operational and technical excellence x 45 Years of Consecutive Dividend Increases

Thank YOU Dr. Middleton! In Grateful Acknowledgement The Middlesex Water family of Companies acknowledges Director John R. Middleton, M.D. for his leadership and counsel throughout his 19 years of service.

QUESTIONS? This presentation will be available on our Investor Relations Site at www.middlesexwater.com Thank you for your ongoing support!